PROSPECTUS SUPPLEMENT                                Registration No. 333-16591
                                                         Filed Pursuant to Rule
                                                      424(b)(3) and Rule 424(c)





                           LOGIC DEVICES INCORPORATED

                 Supplement To Prospectus dated January 8, 1997
                        as supplemented by the Prospectus
                   Supplements dated June 8, 1999, February 4,
                     2000, March 8, 2000 and March 27, 2000

                             Shares of Common Stock

                              SELLING SHAREHOLDERS

         During the period from July 26, 2000 through November 29, 2000, Windy City, Inc. sold an aggregate of 50,100 shares in open market transactions through a registered broker-dealer. On April 26, 2001, Windy City, Inc. sold an aggregate of 265,000 shares in open market transactions through a registered broker-dealer. Following these sales, no shares owned by Windy City, Inc. are covered by this prospectus.

         On May 24, 2001, BRT Partnership sold an aggregate of 255,300 shares in open market transactions through a registered broker-dealer. On June 1, 2001, BRT Partnership sold an aggregate of 19 shares in open market transactions through a registered broker-dealer. Following these sales, no shares owned by BRT Partnership are covered by this prospectus.

            The date of this Prospectus Supplement is June 21, 2001.